Exhibit 99.B(i)(2)

1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104-0050 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BERLIN, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

March 28, 2014

The Victory Portfolios
3435 Stelzer Road
Columbus, Ohio 43219

Re:          The Victory Portfolios

Post-Effective Amendment No. 112

File No. 33-8982; ICA No. 811-4852

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 112 to Registration Statement No. 33-8982 and to the incorporation of our opinions dated October 24, 2012, February 27, 2013, and December 31, 2013.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP